SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

February 12, 2019 (February 7, 2019)
Date of Report
(Date of Earliest Event Reported)

Synovus Financial Corp.
(Exact Name of Registrant as Specified in its Charter)

Georgia (State of Incorporation)	1-10312 (Commission File Number)	58-1134883 (IRS Employer Identification No.)

1111 Bay Avenue, Suite 500, Columbus, Georgia 31901
(Address of principal executive offices) (Zip Code)

(706) 649-2311
(Registrant’s telephone number, including area code)

________________________________________________
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 7, 2019, the Compensation Committee of the Board of Directors (“Compensation Committee”) of Synovus Financial Corp. (“Synovus”) took several actions impacting the compensation arrangements of Synovus’ executive officers, including for Synovus’ named executive officers last identified under Item 402(c) of Regulation S-K.

2019 Annual Incentive Plan. The Compensation Committee approved the executive annual incentive plan for 2019. For 2019, the approved formulaic annual performance goals are based 60% on core earnings, 20% on adjusted revenue and 20% on adjusted tangible efficiency ratio. In addition, the Compensation Committee approved discretionary adjustment factors it may use in 2019 under the incentive plan to include quality of financial results (including quality of earnings, credit quality and deposit and loan growth and composition), strategic initiatives (including the integration of FCB Financial Holdings, Inc., inclusion and diversity initiatives, brand awareness and various measures related to customers, team members and technology), external factors (including the impact of Federal Reserve rate increases as compared to budget assumptions), regulatory compliance, risk management, total shareholder return and individual performance. The Compensation Committee also established the following individual award targets as a percentage of base salary for each named executive officer, respectively, for 2019:

Named Executive Officer	Title	2019 Award Target
Kessel D. Stelling	Chairman, Chief Executive Officer and President	125%
Kevin S. Blair	Senior Executive Vice President, Chief Operating Officer and Interim Chief Financial Officer	80%
Allan E. Kamensky	Executive Vice President, General Counsel and Secretary	60%
J. Barton Singleton	Executive Vice President and President, Financial Management Services	70%

The actual payout may range from 0% to 150% of the award target based upon Synovus’ performance results for 2019 compared to the performance goals and the Compensation Committee’s evaluation of the discretionary factors.

Long-Term Incentive Awards. The Compensation Committee granted Synovus’ executive officers, including its named executive officers, long-term incentive awards (comprised of performance stock unit awards and market restricted stock unit awards), effective February 7, 2019.

The performance stock unit awards (“PSUs”) granted to Synovus’ executive officers, including its named executive officers, include service and performance vesting components. Under the service-based vesting component, the PSUs vest 100% after three years of service. Under the performance-based vesting component, there are two performance measures (weighted average return on average assets and weighted average return on tangible common equity) that are measured over a three-year performance period, with each measure impacting one-half of the PSUs awarded to each executive. The actual payout of the PSUs may range from 0% to 150% of the target amount based upon the results of the two performance measures during the performance period compared to the performance objectives approved by the Compensation Committee.

The market restricted stock unit awards (“MRSUs”) granted to Synovus’ executive officers, including its named executive officers, include service and Total Shareholder Return Multiplier vesting components. Under the service-based vesting component, the MRSUs vest one-third each year over a three-year period subject to each executive’s continued employment with Synovus. Under the Total Shareholder Return Multiplier based component, the target amount of MRSUs which vest each year may be adjusted upward or downward 25% based upon Synovus’ total shareholder return during each year.

Both the PSUs and MRSUs are subject to a Risk-Based Modifier, which may reduce the payouts of outstanding awards if future results suggest that risk was not properly considered in achieving the results on which the number of units awarded were based. The Compensation Committee may consider whether payout reductions are warranted if any of the following occur during the vesting period: (1) Synovus or a line of business experiences a material loss, (2) Synovus or an individual executive fails to comply with risk policies or properly address risk concerns, or (3) regulatory capital falls below regulatory capital requirements.

In addition, the foregoing PSUs and MRSUs vest in the event of death, disability or retirement when such retirement occurs after age 65 with 10 or more years of service.

The Compensation Committee granted the following awards to each of the named executive officers last identified under Item 402(c) of Regulation S-K, respectively:

Named Executive Officer	Number of PSUs	Number of MRSUs
Kessel D. Stelling	40,172	26,781
Kevin S. Blair	20,086	13,391
Allan E. Kamensky	4,821	3,214
J. Barton Singleton	8,035	5,357

Base Salary. The Compensation Committee also increased Mr. Blair’s base salary from $615,285 to $675,000, effective February 7, 2019.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, Synovus has caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SYNOVUS FINANCIAL CORP.

Date: February 12, 2019	By: /s/ Allan E. Kamensky
Name: Allan E. Kamensky
Title: Executive Vice President, General Counsel
and Secretary